UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): September 24, 2013

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

000-18122 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

 N/A

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement.

FloMet Loan Termination Agreement

On July 1, 2011, FloMet LLC (“Flomet”), a company which was subsequently acquired in August 2012 by ARC Group Worldwide, Inc. (referred to herein as “ARC” or the “Company”) loaned its president, Mr. Robert Marten, $303,000 (the “FloMet Loan”). The balance due to FloMet for the years ended June 30, 2013 and 2012 was $272,000 and $303,000. Interest accrued at June 30, 2013 associated with this loan amounted to $3,000. The principal of the FloMet Loan corresponded to the purchase price of certain membership interests which Mr. Marten had acquired from FloMet through transactions which had originated in 2006 (the “FloMet Membership Interests”). Upon the acquisition of FloMet by Quadrant Metals Technologies LLC (“QMT”), Mr. Marten received membership interests in QMT (the “QMT Membership Interests”) as consideration for the FloMet Membership Interests. When the Company acquired QMT on August 8, 2012, such transaction included the acquisition of QMT’s subsidiary FloMet. As a result of the acquisition of QMT by ARC, Mr. Marten was issued 83,941 shares of ARC common stock in exchange for the QMT Membership Interests, which remained subject to the terms of the FloMet Loan.

The Company has determined that the continuation of effectiveness of the FloMet Loan following the acquisition of QMT by the Company on August 8, 2012 constituted a violation of Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enacted as part of the Sarbanes-Oxley Act of 2002 (the “Act”) which under Section 402 thereunder prohibits loans to directors and executive officers by public companies and their subsidiaries. Disclosure of the existence of the FloMet Loan had been included in all of the Company’s financial statements as filed with the U.S. Securities & Exchange Commission (the “SEC”) from the date of filing of the Company’s definitive proxy statement on July 18, 2012 through the date hereof.  The Company notified its independent accountants on September 24, 2013 regarding the violation and the decision of the Company’s Board of Directors (the “Board”) to terminate the FloMet Loan and voluntarily self-report the violation to the SEC.  Mr. Robert Marten, the beneficiary of the FloMet Loan, stepped down as President and Chief Executive Officer of the Company on August 8, 2013 and resigned as a director on September 24, 2013.  The FloMet Loan terminated on September 25, 2013 pursuant to the terms and conditions of the FloMet Loan Termination Agreement, described below.  The Board plans to promptly initiate implementation of additional controls and procedures with respect to all compliance matters.

On September 25, 2013, the Company, FloMet and Mr. Marten entered into a Loan Termination Agreement (the “FloMet Loan Termination Agreement”). Pursuant to the terms of the FloMet Loan Termination Agreement, the FloMet Loan terminated and all remaining and unpaid amounts due, payable or otherwise owed to the Company by Mr. Marten were cancelled. As part of the FloMet Loan Termination Agreement, for purposes of incentive for Mr. Marten to remain an employee of FloMet, the parties agreed Mr. Marten would retain 44,159 shares of Company common stock (the “Shares”) reflecting value equal in amount to the cancelled unpaid principal of the terminated FloMet Loan, divided by the closing price of the Company’s common stock as quoted on the Nasdaq Stock Market on the date immediately preceding the FloMet Loan Termination Agreement. Under the FloMet Loan Termination Agreement, Mr. Marten’s ownership of the Shares will remain subject to forfeiture. The Shares shall vest and become free from forfeiture in an amount equal to one-third (1/3) of the total amount of Shares at the end of each Company fiscal year on June 30, 2014, June 30, 2015 and June 30, 2016, so long as Mr. Marten remains employed on such date by ARC, FloMet or any direct or indirect subsidiary or affiliated company thereof (an “ARC Employee”).

The parties to the FloMet Loan Termination Agreement have agreed that the value of any and all Shares released from risk of forfeiture shall be construed as additional compensation paid to Mr. Marten and netted against the gross cash bonus Mr. Marten would have otherwise been entitled to receive with respect to each such fiscal year. Should Mr. Marten cease to be an ARC Employee (other than for reasons of death, disability or good reason) any and all unvested Shares shall be forfeited and cancelled.

Item 1.02:	Termination of a Material Definitive Agreement.

On September 25, 2013, pursuant to the terms of the FloMet Loan Termination Agreement, the FloMet Loan terminated and all remaining and unpaid amounts due, payable or otherwise owed to the Company by Mr. Marten were cancelled, as described in Item 1.01 above, which is incorporated herein by reference thereto.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert Marten as a Member of the Board of Directors

Effective as of September 24, 2013, Mr. Robert Marten has resigned as a Member of the Board. Mr. Marten will continue to serve as the Chief Executive Officer of the Company’s subsidiaries FloMet and Advanced Forming Technologies, Inc. (both the U.S. and Hungarian units). Mr. Marten has expressed that he has no disagreements with the Company or its auditors or with respect to any matters relating to the Company’s accounting practices.

On September 25, 2013, pursuant to the terms of the FloMet Loan Termination Agreement, the promissory note representing the FloMet Loan terminated and all remaining and unpaid amounts due, payable or otherwise owed to the Company by Mr. Marten were cancelled, as described in Item 1.01 above, which is incorporated herein by reference thereto.

Resignation of Willard T. Walker, Jr. as a Member of the Board of Directors

Effective September 26, 2013, Mr. Willard T. Walker, Jr. has resigned as a Member of the Board. Mr. Walker has expressed that he has no disagreements with the Company or its auditors or with respect to any matters relating to the Company’s accounting practices.

Item 8.01:	Other Events.

The Board has determined that the continuation of the effectiveness of the FloMet Loan following the acquisition of QMT by the Company on August 8, 2012 constituted a violation of Section 13(k) of the Exchange Act which prohibits loans to directors and executive officers by public companies and their subsidiaries.  The Company is voluntarily self-reporting such violation as described in Item 1.01 above, which is incorporated herein by reference thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: September 27, 2013	By:	/s/ Jason T. Young
Name: Jason T. Young
Title: President and Chief Executive Officer